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                                                       EXHIBIT 5


                           May 12, 1998



Board of Directors
Sypris Solutions, Inc.
455 South Fourth Street
Louisville, Kentucky 40202

Ladies and Gentlemen:

          We have acted as counsel to Sypris Solutions, Inc., a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to Form S-8 (the "Amendment") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") to adopt the registration of the following shares (collectively, the "Shares"): (1) 75,000 shares of the Company's common stock, on the Registration Statement on Form S-8, filed on July 13, 1995, as registration no. 33-94546, issuable under the Sypris Solutions, Inc. (formerly Group Technologies Corporation) 1994 Stock Option Plan for Key Employees (the "Key Employees Plan"); (2) 125,000 shares of the Company's common stock, on the Registration Statement on Form S-8, filed on June 28, 1996, as registration no. 333-07199, issuable under the Key Employees Plan; (3) 30,000 shares of the Company's common stock, on the Registration Statement on Form S-8, filed on July 13, 1995, as registration no. 33-94544, issuable under the Sypris Solutions, Inc. (formerly Group Technologies Corporation) Independent Directors' Stock Option Plan (the "Directors Plan"); (4) 45,000 shares of the Company's common stock, on the Registration Statement on Form S-8, filed on June 28, 1996, as

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Board of Directors
Sypris Solutions, Inc.
May 12, 1998
Page 2.


registration no. 333-07195, issuable under the Directors Plan; and (5) 210,000 shares of the Company's common stock, on the Registration Statement on Form S-8, filed on June 28, 1996, as registration no. 333-07111, issuable under the Sypris Solutions, Inc. (formerly Group Technologies Corporation) Stock Option Plan Dated January 22, 1990 (the "1990 Plan").

          As used herein, the term "Company" includes Group Technologies Corporation, a Florida corporation merged into the Company effective March 30, 1998. All share numbers herein reflect the 1-for-4 stock split effected by Group Technologies Corporation on March 30, 1998.

          We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

          We have assumed, for purposes of this opinion, that, to the extent options are granted under the Key Employees Plan, the Directors Plan and the 1990 Plan (collectively, the "Plans"), the Shares will be validly authorized on the respective dates of exercise of any options under the Plans, and that, on the dates of exercise, the options will have been duly executed and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares are duly authorized and, when issued and sold in accordance with the Amendment, the prospectuses delivered to participants in the Plans pursuant to the requirements of the Act, the pertinent provisions of any applicable state securities laws and the Plans, will be duly and validly issued, fully paid and nonassessable.

          We express no opinion with respect to Shares issuable under the Plans which are purchased by the Company on the open market or in private transactions and are not original issuance shares.

          We are members of the Bar of the Commonwealth of Kentucky and, accordingly, do not purport to be experts on or express any opinion herein concerning any law other than the laws of the Commonwealth of Kentucky, the Delaware General Corporation Law and the federal law of the United States. Although we are not licensed to practice law in the State of Delaware, we believe we are sufficiently familiar with the Delaware General Corporation Law to render the opinions expressed herein.

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Board of Directors
Sypris Solutions, inc.
May 12, 1998
Page 3.


          Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the prospectuses and participants in the Plans. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

          We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              WYATT, TARRANT & COMBS

			      /S/ WYATT, TARRANT & COMBS